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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 24, 1998 relating to the consolidated financial statements of DeCrane Aircraft Holdings, Inc., our report dated December 21, 1998 relating to the financial statements of DeCrane Holdings Co., and our report dated June 12, 1998 relating to the financial statements of Avtech Corporation, which appear in such Prospectus. We also consent to the application of our report dated February 24, 1998 to the Financial Statement Schedule for the three years ended December 31, 1997 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in our report dated February 24, 1998 also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
January 6, 1999